Exhibit 21

Entity Name	Domestic Jurisdiction
Advantage 1 Distributing, LLC	Wisconsin
AERCO International, Inc.	New Jersey
AHC Holding Company, Inc.	Delaware
Apex Valves Limited	New Zealand
Australian Valve Group Pty Ltd	Australia
Bar pneumatische steuerungssysteme GmbH	Germany
Black Teknigas & Electro Controls Limited	United Kingdom
BLÜCHER France SARL	France
BLÜCHER Germany GmbH	Germany
BLÜCHER Metal A/S	Denmark
BLÜCHER Norway AS	Norway
BLÜCHER Sweden AB	Sweden
BLÜCHER UK LTD	United Kingdom
BM Stainless Steel Drains Limited	United Kingdom
Bradley Accessories, LLC	Wisconsin
Bradley Company, LLC	Wisconsin
Bradley Export, Ltd.	Wisconsin
Bradley Fixtures, LLC	Wisconsin
Bradley Heaters, LLC	Wisconsin
Bradley IP, LLC	Wisconsin
Bradley Specialties, LLC	Wisconsin
Dormont Manufacturing Company	Pennsylvania
Electro Controls Ltd.	United Kingdom
Enware Pty Ltd.	Australia
HF Scientific, LLC	Florida
I-Con Systems Holdings, LLC	Florida
I-Con Systems, LLC	Florida
Intelligent Conservation Systems, LLC	Florida
Josam Industries, LLC	Delaware
PVI Riverside Holdings, Inc.	Delaware
SDB IP Holdings, LLC	Delaware
Sentinel Hydrosolutions, LLC	California
Socla SAS	France
Socla Valves and Controls Iberica SA	Spain
Taft Engineering, Inc.	Colorado
Tekmar Control Systems, Inc.	Washington
Tekmar Control Systems Ltd.	British Columbia
The Detection Group, Inc.	Delaware
The Mills Partition Company, LLC	Ohio
Valpes S.A.S.	France
Watts (Ningbo) International Logistics Co., Ltd.	China
Watts (Shanghai) Management Company Limited	China
Watts Asia Pacific Sales Pte. Ltd.	Singapore
Watts Benelux B.V.B.A.	Belgium
Watts Deutschland Holdings GmbH & Co KG	Germany
Watts Electronics S.A.S.	France
Watts EMEA Holding BV	Netherlands
Watts Germany Holding GmbH	Germany
Watts Heating and Hot Water Solutions LLC	Delaware
Watts Holdings Limited	Gibraltar
Watts Ind. Iberica S.A.	Spain
Watts Industries Bulgaria EAD	Bulgaria
Watts Industries Deutschland GmbH	Germany
Watts Industries France S.A.S.	France

Watts Industries Italia S.r.l.	Italy
Watts Industries Middle East FZE	Dubai
Watts Industries Nordic AB	Sweden
Watts Industries Polska Sp. z.o.o.	Poland
Watts Industries Tunisia S.A.S.	Tunisia
Watts Industries UK Limited	United Kingdom
Watts Intermes GmbH	Austria
Watts Italy Holding S.r.l.	Italy
Watts Manufacturing LLC	Delaware
Watts Manufacturing Mexico, S. de R.L. de C.V.	Mexico
Watts Manufacturing MX GmbH	Switzerland
Watts Regulator Co.	Massachusetts
Watts U.K. Ltd.	United Kingdom
Watts Water Equipment Manufacturing (Ningbo) Co., Ltd.	China
Watts Water Quality and Conditioning Products, LLC	Delaware
Watts Water Technologies (Australia) Pty Ltd.	Australia
Watts Water Technologies (Canada), Inc.	Canada
Watts Water Technologies (HK) Holding Limited	Hong Kong
Watts Water Technologies Latin America S.A. de C.V.	Mexico
WWT International Holding B.V.	Netherlands